Exhibit 99.1

TPG SPECIALTY LENDING, INC. ANNOUNCES

PRIVATE OFFERING OF UNSECURED CONVERTIBLE SENIOR NOTES

New York, NY—(BUSINESS WIRE)—June 3, 2014—TPG Specialty Lending, Inc. (NYSE: TSLX, “TSL”) announced today that it plans to conduct a private offering of $100 million aggregate principal amount of its Convertible Senior Notes due 2019 (the “Convertible Senior Notes”). TSL also plans to grant the initial purchasers an option to purchase up to an additional $15 million principal amount of the Convertible Senior Notes to cover over-allotments, if any. The Convertible Senior Notes will be offered only to qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to Rule 144A under the Securities Act.

The Convertible Senior Notes are unsecured, expected to pay interest semiannually and will be convertible under specified circumstances based on a conversion rate to be determined. Upon conversion, TSL will pay or deliver, subject to the terms of the documents governing the Convertible Senior Notes, cash, shares of TSL’s common stock or a combination of cash and shares of common stock, at TSL’s election. TSL will not have the right to redeem the Convertible Senior Notes prior to maturity. The Convertible Senior Notes will mature on December 15, 2019, unless repurchased or converted in accordance with their terms prior to such date. The interest rate, conversion rate and other financial terms of the Convertible Senior Notes will be determined by negotiations between TSL and the initial purchasers.

TSL expects to use the net proceeds of this offering to pay down debt under its revolving credit facility.

Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof will be registered under the Securities Act. Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release is not an offer to sell any securities of TSL and is not soliciting an offer to buy such securities in any state where such offer and sale is not permitted. It is issued pursuant to Rule 135c under the Securities Act.

ABOUT TPG SPECIALTY LENDING, INC.

TSL is a specialty finance company focused on lending to middle-market companies. TSL seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. TSL has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSL is externally managed by TSL Advisers, LLC (the “Adviser”), an SEC-registered investment adviser with offices throughout the United States. The Adviser sources and manages TSL’s portfolio through a dedicated team of investment professionals with significant expertise in middle market lending. TSL leverages the deep investment, sector, and operating resources of TPG Special Situations Partners (“TSSP”), the dedicated special situations and credit platform of TPG, with over $9.1 billion of assets under management as of March 31, 2014, and the broader TPG platform, a leading global private investment firm with over $59 billion of assets under management as of December 31, 2013, as adjusted for commitments accepted on January 2, 2014.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in TSL’s filings with the Securities and Exchange Commission. TSL assumes no obligation to update any such forward-looking statements. TSL undertakes no duty to update any forward-looking statements made herein.

TPG Specialty Lending, Inc.

Investor Relations:

415-486-5939

IRTSL@tpg.com

or

Press:

Owen Blicksilver PR, Inc.

Jennifer Hurson, 845-507-0571

jennifer@blicksilverpr.com